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                                                                    EXHIBIT 23.1


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our reserve report dated as of February 1, 2000 relating to the gas and oil producing activities of Trans Texas Gas Corporation. We also consent to the references to our name under the heading "Experts" and to the references to our name elsewhere in the form and context in which it appears in the Registration Statement.

                                        Netherland, Sewell & Associates, Inc.

                                        By: /s/ Danny D. Simmons
                                           ----------------------------------
                                           Danny D. Simmons
                                           Senior Vice President

Houston, Texas
May 30, 2000